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KAMAN COMPLETES REDEMPTION OF PREFERRED STOCK

BLOOMFIELD, Connecticut (Feb. 9, 1998) - (NASDAQ:KAMNA) Kaman Corp. announced that as of today it has completed the redemption process for all of its Series 2 Preferred Stock and thereby all outstanding Depositary Shares (NASDAQ:KAMNZ) which represent the Series 2 Preferred Stock.

On Nov. 20, 1997, the company initially called for the redemption of one-third of the Series 2 Preferred Stock with a redemption date of Dec. 23, 1997. Subsequently, on Jan. 8, 1998, Kaman called for redemption of all of the remaining shares of the Series 2 Preferred Stock, with a redemption date of Feb. 9, 1998.

As a result of these two calls for redemption, substantially all of the Preferred Stock has been converted into 4,546,220 shares of Kaman Class A Common Stock, bringing the total Class A Common shares outstanding to about 22,940,000.

Kaman Corp., based here, is a $1 billion company with businesses in the aerospace and distribution markets.

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Contact:
David Long
(860) 243-6319
Email: dml-corp@kaman.com
Homepage: http://www.kaman.com
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